Exhibit n.3

The Shareholders and Board of Directors of Portman Ridge Finance Corporation.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated balance sheets of Portman Ridge Finance Corporation (formerly known as “KCAP Financial, Inc.”) (the “Company”), including the consolidated schedules of investments, as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in net assets and cash flows, for each of the three years in the period ended December 31, 2018, the consolidated financial highlights for each of the five years in the period ended December 31, 2018 and the related notes (collectively referred to as the “consolidated financial statements”) included in the Registration Statement (Form N-2 No. 333-218596, the “Registration Statement”). We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the year ended December 31, 2016, 2015, and 2014 (which are not included in the Registration Statement), and have expressed unqualified opinions on those consolidated financial statements. The accompanying information on page 67 of the Registration Statement under the caption Senior Securities Table for each of the five years in the period ended December 31, 2018 has been subjected to audit procedures performed in conjunction with our audits of Company’s financial statements. Such information included in the Senior Securities Table is the responsibility of the Company’s management.

Our audit procedures included determining whether the information included in the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, New York

October 15, 2019